                                    Registration No. 333-______
    As filed with the Securities and Exchange Commission on
                          May 25, 1999
________________________________________________________________
          SECURITIES AND EXCHANGE COMMISSION
                WASHINGTON, D.C.  20549
        _______________________________________
                       FORM S-8
             REGISTRATION STATEMENT UNDER
              THE SECURITIES ACT OF 1933
        _______________________________________

           TRI-COUNTY FINANCIAL CORPORATION
-----------------------------------------------------------
(Exact Name of Registrant as Specified in Its Charter)

           MARYLAND                              52-1652138
-------------------------------               ------------------
(State or Other Jurisdiction of               (I.R.S. Employer
Incorporation or Organization)               Identification No.)

                           P.O. BOX 38
                   WALDORF, MARYLAND  20604-0038
             -----------------------------------------
             (Address of Principal Executive Offices)

      TRI-COUNTY FINANCIAL CORPORATION 1995 STOCK OPTION
                PLAN FOR NON-EMPLOYEE DIRECTORS
      TRI-COUNTY FINANCIAL CORPORATION 1995 STOCK OPTION
                       AND INCENTIVE PLAN
----------------------------------------------------------------
                 (Full Title of the Plans)

              MICHAEL L. MIDDLETON, PRESIDENT
             TRI-COUNTY FINANCIAL CORPORATION
                        P.O. BOX 38
               WALDORF, MARYLAND  20604-0038
           ____________________________________
          (Name and Address of Agent For Service)

                   (301) 843-0854
______________________________________________________________
(Telephone Number, Including Area Code, of Agent For Service)

                     Copies to:
               CYNTHIA R. CROSS, ESQUIRE
               DANIEL L. HOGANS, ESQUIRE
          HOUSLEY KANTARIAN & BRONSTEIN, P.C.
           1220 19TH STREET N.W., SUITE 700
                WASHINGTON, D.C.  20036
                     (202) 822-9611


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
                             CALCULATION OF REGISTRATION FEE
================================================================================================
Title Of Securities      Amount       Proposed Maximum   Proposed Maximum        Amount of
     To Be                To Be        Offering Price   Aggregate Offering     Registration
  Registered            Registered       Per Share           Price                  Fee
------------------------------------------------------------------------------------------------
Common Stock,
 $.01 par value         90,400 (1)        (2)             $2,368,491 (2)          $685.44

================================================================================================

(1) Maximum number of shares issuable under the Tri-County Financial Corporation 1995 Stock
    Option Plan for Non-Employee Directors (11,000 shares) and the Tri-County Financial
    Corporation 1995 Stock Option and Incentive Plan (79,400 shares), as such amounts may be increased in accordance with said plans in the event of a merger, consolidation, recapitalization or similar event involving the Registrant.
(2) Under Rule 457(h) the registration fee may be calculated,inter alia, based upon the price at which the options may be exercised.  90,400 shares are being registered hereby, of which 28,040 are subject to option at an exercise price of $24.31 per share ($681,652.40 in the aggregate). Based upon the book value of the Registrant's common stock as determined on March 31, 1999 (the latest practicable date prior to filing the Form S-8) of $27.05 per share, the value of the remaining shares for purposes of calculating the registration fee is
    $1,686,838.00.  Therefore, the total amount of the offering being registered herein is
    $2,368,490.40.

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                       PART II

  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
------

    Tri-County Financial Corporation (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") and, accordingly, files periodic reports and other information with the Commission. Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. The address for the Commission's Web site is "http://www.sec.gov".

    As the Company is registering additional securities of the same class as other securities for which a registration statement filed on Form S-8 is effective, pursuant to Item E of the General Instructions to Form S-8, the following document is incorporated by reference in this Registration Statement:

    (a)  The Company's Registration Statement under the
Securities Act of 1933, on Form S-8, as filed on September 20,
1995 with the Securities and Exchange Commission (Registration
Statement No. 33-97174).


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                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Waldorf, State of Maryland, on May 24, 1999.

                      TRI-COUNTY FINANCIAL CORPORATION


                      By: /s/ Michael L. Middleton
                          --------------------------------
                          Michael L. Middleton
                          President and Chief Executive Officer
                          (Duly Authorized Representative)


                  POWER OF ATTORNEY

    We, the undersigned Directors of Tri-County Financial Corporation, hereby severally constitute and appoint Michael L. Middleton, who may act, with full power of substitution, our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Michael
L. Middleton, who may act, may deem necessary or advisable to enable Tri-County Financial Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of Tri-County Financial Corporation common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below, the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said
Michael L. Middleton shall do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signatures                     Title                            Date
        ----------                     -----                            ----
/s/ Michael L. Middleton         President and Chief                  May 24, 1999
------------------------------   Executive Officer and Director
Michael L. Middleton             (Principal Executive Officer)

/s/ Eileen M. Ramos              Chief Financial Officer              May 24, 1999
------------------------------
Eileen M. Ramos

/s/ C. Marie Brown               Chief Operating Officer and          May 24, 1999
------------------------------   Director
C. Marie Brown

/s/ Herbert N. Redmond, Jr.      Director                             May 24, 1999
------------------------------
Herbert N. Redmond, Jr.

/s/ H. Beaman Smith              Secretary, Treasurer                 May 24, 1999
------------------------------   and Director
H. Beaman Smith

/s/ Gordon A. O'Neill            Director                             May 24, 1999
------------------------------
Gordon A. O'Neill

/s/ W. Edelen Gough, Jr.         Director                             May 24, 1999
------------------------------
W. Edelen Gough, Jr.


/s/ Henry A. Shorter, Jr.        Director                             May 24, 1999
------------------------------
Henry A. Shorter, Jr.

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                   INDEX TO EXHIBITS






Exhibit            Description
-------            -----------

  5.1             Opinion of Housley Kantarian & Bronstein, P.C.
                  as to the validity of the Common Stock being registered

 23.1             Consent of Housley Kantarian & Bronstein, P.C.
                  (appears in their opinion filed as Exhibit
                  5.1)

 23.2             Consent of Stegman & Company

 24 Power of Attorney (contained in the signature page to this registration statement)